EXHIBIT 5

                     [LETTERHEAD OF DYCOM INDUSTRIES, INC.]


                                February 26, 2002


Dycom Industries, Inc.
4440 PGA Boulevard, Suite 500
Palm Beach Gardens, Florida 33410

Ladies and Gentlemen:

                I am the General Counsel and Corporate Secretary of Dycom Industries, Inc., a Florida corporation (the "Dycom"), and have acted as counsel for Dycom with respect to the filing by Dycom with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 240,000 shares of Dycom common stock, par value $0.3333 1/3 per share (the "Shares").

                Based on my review of Dycom's organizational documents, the option plan pursuant to which the Shares are issuable and such other documents and records as I have deemed necessary and appropriate, I am of the opinion that:

                1. Dycom is duly formed and validly existing as a corporation in good standing under the laws of the State of Florida.

                2. The Shares have been duly authorized for issuance, and, when sold, issued and paid for as contemplated by the Registration Statement, the Shares will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Florida.

                As to questions of fact material to the opinion expressed below, I have, when relevant facts were not independently established by me, relied upon certificates of officers of Dycom or other evidence satisfactory to me. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents and the conformity to original or certified documents submitted to me as copies.

                I express no opinion as to the laws or any matters governed by any laws of any jurisdiction other than the laws of the State of Florida. The opinions herein are based on the laws of the State of Florida in effect on the date hereof.


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                 I am furnishing this opinion in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written consent.

                 I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,


                                         /S/ Marc R. Tiller
                                         ---------------------------------------
                                         Marc R. Tiller
                                         General Counsel and Corporate Secretary